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                                                                        EX-23.2

                               CONSENT OF KPMG LLP




                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Giga-tronics Incorporated:


We consent to incorporation herein by reference in the registration statement dated on or about September 8, 2000, on Form S-8 of Giga-tronics Incorporated of our report dated May 2, 2000, relating to the consolidated balance sheets of Giga-tronics Incorporated and subsidiaries as of March 25, 2000 and March 27, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended March 25, 2000, March 27, 1999, and March 28, 1998, and our report dated May 23, 2000, relating to the financial statement schedule, which reports appear or are incorporated by reference in the March 25, 2000, annual report on Form 10-K of Giga-tronics Incorporated.


                                                                 /s/ KPMG LLP

Mountain View, California
September 8, 2000